SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15d of the

                  Securities and Exchange Act of 1934


                      ---------------------------

                   Date of Report (Date of earliest
                  event reported) September 29, 1995



                            WLR Foods, Inc.
        (Exact name of registrant as specified in its charter)

         Virginia            0-17060              54-1295923
        (State of        (Commission File     (IRS Employer Iden-
      Incorporation)         Number)            tification No.)


                P.O. Box 7000                        22815
              Broadway, Virginia                  (Zip Code)
   (Address of Principal executive offices)


                            (540) 896-7001
                    (Registrant's telephone number,
                         including area code)


                      Exhibit Index is on Page 4

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Item 5.   Other Events

          On September 29, 1995, the Company announced that it had purchased the chicken processing and production assets, including the processing plant, hatchery, feedmill, grain storage facilities and inventories, of New Hope Feeds, Inc. and its affiliate of New Hope, North Carolina. The new processing plant, located approximately ten miles south of Goldsboro, North Carolina, opened in the spring of 1995, and is expected to reach a production capacity of 650,000 birds per week, with employment of 550 people, during the next twelve months. The purchase price is expected to be approximately $18 million, subject to certain post-closing adjustments, consisting of a combination of stock and debt assumption.

Item 7.   Financial  Statements, Pro  Forma Financial  Information and
Exhibits

                               Exhibits

          Exhibit 99     Press Release dated September 29, 1995

                                       2
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                               SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              WLR Foods, Inc.


                              By:__/S/ Delbert L. Seitz_______
                                   Delbert L. Seitz
                                   Chief Financial Officer
                                   Secretary and Treasurer


55161

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                             EXHIBIT INDEX

Exhibit No.    Description                             Page Number

99             Press Release dated September 29, 1995       5

                                       4
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